Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 19, 2012 relating to the consolidated financial statements of Ivanhoe Mines Ltd. and the effectiveness of Ivanhoe Mines Ltd.’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Ivanhoe Mines Ltd. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Vancouver, Canada

May 23, 2012